Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 18, 2022, with respect to the financial statements and financial highlights of Selected American Shares, Inc. and Selected International Fund, Inc., incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Third-Parties Receiving Portfolio Holdings Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Denver, Colorado

April 28, 2022